Exhibit 7.01

AGREEMENT REGARDING JOINT FILING
OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases and sales by the undersigned of the securities of any issuer until such time as the undersigned file with the SEC a statement terminating this Agreement Regarding Joint Filing of Statement on Schedule 13D or 13G. For that purpose, the Suriyakumar Family Trust, Shiyulli Suriyakumar 2013 Irrevocable Trust, Seiyonne Suriyakumar 2013 Irrevocable Trust, Dilantha Wijesuriya, Jorge Avalos, Rahul Roy and Sujeewa Sean Pathiratne hereby constitutes and appoints Kumarakulasingam Suriyakumar, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority for and on behalf of the undersigned to prepare or cause to be prepared, sign, file with the SEC and furnish to any other person all certificates, instruments, agreements and documents necessary to comply with Section 13(d) and Section 16(a) of the Securities Exchange Act of 1934, as amended, in connection with said purchases and sales, and to do and perform every act necessary and proper to be done incident to the exercise of the foregoing power, as fully as the undersigned might or could do if personally present, until such time as the undersigned file with the SEC a statement terminating this Agreement Regarding Joint Filing of Statement on Schedule 13D or 13G.

Dated: June 28, 2024

/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar

SURIYAKUMAR FAMILY TRUST

By:	/s/ Kumarakulasingam Suriyakumar
Name:	Kumarakulasingam Suriyakumar
Title:	Trustee

SHIYULLI SURIYAKUMAR 2013 IRREVOCABLE TRUST

By:	/s/ Shiyulli Suriyakumar
Name:	Shiyulli Suriyakumar
Title:	Trustee

SEIYONNE SURIYAKUMAR 2013 IRREVOCABLE TRUST

By:	/s/ Seiyonne Suriyakumar
Name:	Seiyonne Suriyakumar
Title:	Trustee

/s/ Dilantha Wijesuriya
Name:	Dilantha Wijesuriya

/s/ Jorge Avalos
Name:	Jorge Avalos

/s/ Rahul Roy
Name:	Rahul Roy

/s/ Sujeewa Sean Pathiratne
Name:	Sujeewa Sean Pathiratne